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                                                                  EXHIBIT 10(ii)

                              EMPLOYMENT AGREEMENT

         This Agreement is entered into this 18th day of March, 2002 by and between MYMETICS CORPORATION, a Delaware corporation (hereinafter referred to as the "Company"), and Dr. Joseph D. Mosca (hereinafter referred to as "Executive") under the following terms and conditions:

                                    RECITALS:

         WHEREAS, the Company and Executive desire to set forth the terms and conditions on which (i) the Company shall employ Executive, (ii) Executive shall render services to the Company, and (iii) the Company shall compensate Executive for such services; and

         WHEREAS, in connection with the employment of Executive by the Company, the Company desires to restrict Executive's rights to compete with the business of the Company;

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

                                    AGREEMENT

         1.       EMPLOYMENT.

         The Company hereby employs Executive and Executive hereby accepts employment with the Company upon the terms and conditions hereinafter set forth.

         2.       TERM.

                  2.1 The initial term of this Agreement (the "Initial Term") shall be for a one (1) year period commencing on the Effective Date (as defined in Subsection 2.3 below) of this Agreement, subject, however, to termination as provided herein in Section 6 below.

                  2.2 Each year, prior to the anniversary date, the Company and Executive shall meet to determine any additional compensation, if any, for the remaining contract term.

                  2.3 The effective date of this Agreement shall be [__________], 2002 (the "Effective Date").

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         3.       COMPENSATION.

                  3.1 For all services rendered by Executive under this Agreement, the Company shall pay or cause one or more of its subsidiaries to pay Executive during the term hereof a salary at the rate of One Hundred Twenty Five Thousand Dollars ($125,000) per year. The Company shall pay such compensation to Executive monthly in accordance with its standard practice for payment of compensation to its employees.

                  3.2 Executive shall be entitled to periodic cash bonuses in addition to stock bonuses in accordance with the Company's stock option and incentive plans now in effect or hereafter adopted, any other incentive bonus plans or other forms of compensation, at the discretion of the Company's Board of Directors, dependent upon Employee's performance.

                  3.3 Executive shall be entitled to normal benefits for all Company employees, plus additional benefits which may be added as the benefits plan is developed.

                  3.4 All compensation shall be subject to customary withholding tax and other employment taxes as are required with respect to compensation paid by a corporation to an employee.


         4.       DUTIES AND RESPONSIBILITIES.

                  4.1 Executive shall, during the Term of this Agreement unless otherwise agreed by management, devote his full attention and expend his best efforts, energies, and skills on a full-time basis, to the business of the Company and any corporation controlled by the Company (each, a "Subsidiary"). The Company acknowledges that Executive may from time to time be engaged in other business activities separate from and outside the scope of the business of the Company. The Company agrees that the devotion of reasonable amounts of time to such other business activities will not violate the terms of this Agreement on the conditions that (i) such activities are not corporate opportunities of the Company; and (ii) such activities do not interfere with the performance of Executive's duties hereunder. For purposes of this Agreement, the term the "Company" shall mean the Company and all Subsidiaries.

                  4.2 During the Term of this Agreement, Executive shall serve as the Vice-President of Development of the Company or in such other capacities as determined by the Board of Directors of the Company. In the performance of all of his responsibilities hereunder, Executive shall be subject to all of the Company's policies, rules, and regulations applicable to its executive of comparable status and shall report directly to, and shall be subject to, the direction and control of the Board of Directors and the President of the Company and shall perform such duties as shall be assigned to him by the Board of Directors and the President of the Company. In performing such

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duties, Executive will be subject to and abide by, and will use his best efforts to cause other employees of the Company to be subject to and abide by, all policies and procedures developed by the Board of Directors and the President of the Company.

                  4.3 To induce the Company to enter into this Agreement, Executive represents and warrants to the Company that (i) Executive is not a party or subject to any employment agreement or arrangement with other person, firm, company, corporation or other business entity, (ii) Executive is subject to no restraint, limitation or restriction by virtue of any law or rule of law or otherwise which would impair Executive's right or ability (a) to enter the employ of the Company, or (b) to perform fully his duties and obligations pursuant to this Agreement.



         5.       RESTRICTIVE COVENANTS.

                  5.1 Executive acknowledges that (i) he has a major responsibility for the operation, administration, development and growth of the Company's business, (ii) the Company's business has become international in scope, (iii) his work for the Company has brought him and will continue to bring him into close contact with confidential information of the Company and its customers, and (iv) the agreements and covenants contained in this Subsection
5.1 are essential to protect the business interests of the Company and that the Company will not enter into this Agreement but for such agreements and covenants. Accordingly, Executive covenants and agrees as follows:

                      5.1.1 Except as otherwise provided for in this Agreement, during the Term of this Agreement and for a period of two years thereafter Executive shall not, directly or indirectly, compete with respect to any services or products of the Company which are either offered or are being developed by the Company as of the date of termination; or, without limiting the generality of the foregoing, by or become, or agree to be or become, interested in or associated with, in any capacity (whether as a partner, shareholder, owner, officer, director, Executive, principal, agent, creditor, trustee, consultant, co-venturer or otherwise) any individual, corporation, firm, association, partnership, joint venture or other business entity, which competes with respect to any services or products of the Company which are either offered or are being developed by the Company as of the date of termination; provided, however, that Executive may own, solely as an investment, not more than one percent (1%) of any class of securities of any publicly held corporation in competition with the Company whose securities are traded on any securities exchange.

                      5.1.2 During the Term of this Agreement and, for a period of two years thereafter (the "Termination Period"), Executive shall not, directly or indirectly, (i) induce or attempt to influence any employee of the Company to leave its employ, (ii)

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aid or agree to aid any competitor, customer or supplier of the Company in any attempt to hire any person who shall have been employed by the Company within the one (1) year period preceding such requested aid, (iii) induce or attempt to influence any person or business entity who was a customer or supplier of the Company during any portion of said period to transact business with a competitor of the Company in Company's business, or (iv) induce or attempt to influence any of the research partners and contract researchers of the Company, which had a contractual relationship with the Company during the term of this Agreement, to terminate or otherwise adversely affect their relationship with the Company or any affiliate of the Company.

                      5.1.3 During the Term of this Agreement, the Termination Period and any time thereafter, Executive shall not disclose to anyone any information about the confidential or proprietary affairs of the Company, including, without limitation, trade secrets, trade "know-how", inventions, customer lists, business plans, operational methods, pricing policies, marketing plans, sales plans, identity of suppliers or customers, sales, profits or other financial information, which is confidential to the Company or is not generally known in the relevant trade, nor shall Executive make use of any such information for his own benefit.

                  5.2 If Executive breaches Subsection 5.1 (the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which shall be enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity.

                      5.2.1 Executive acknowledges and agrees that in the event of a violation or threatened violation of any of the provisions of Subsection 5.1.1, the Company shall have no adequate remedy at law and shall therefore be entitled to enforce each such provision by temporary or permanent injunctive or mandatory relief obtained in any court of competent jurisdiction without the necessity or proving damages, posting any bond or other security, and without prejudice to any other rights and remedies which may be available at law or in equity.

                  5.3 If any of the Restrictive Covenants, or any part thereof, is held to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid or unenforceable portions. Without limiting the generality of the foregoing, if any of the Restrictive Covenants, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties hereto agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, such provision shall then be enforceable.

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                  5.4 The parties hereto intend to and hereby confer
jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Restrictive Covenants. In the event that the courts of any one or more of such jurisdictions shall hold such Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right of the relief provided above in the courts of any other jurisdictions within the geographical scope of such Restrictive Covenants, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

         6.       TERMINATION.

                  6.1 Following the Initial Term, this Agreement shall automatically be renewed for additional one-year terms on the anniversary date of this Agreement (each a "Renewal Term" and, together with each Initial Term, the "Term"), unless the Company or the Executive elects to terminate the Agreement by giving 60 days prior written notice. At any time during the Initial Term or any Renewal Term, either party may terminate this Agreement, for any reason or no reason at all, upon 60 days prior written notice to the other party; provided, that if the Company terminates the Executive during the Initial Term for reasons other than for "Cause" (defined below), compensation as defined in Sections 3.1 (base salary) above, shall continue for the remainder of the Initial Term or six months, whichever is greater. If the Company terminates the Executive during any Renewal Term for reasons other than for "Cause", compensation as defined in Sections 3.1 (base salary) above, shall continue for a period of 12 months from the effective date of such termination.

                  6.2 The Company also may terminate Executive's employment under this Agreement effective immediately at any time for Cause. "Cause" shall exist for such termination if Executive (i) is adjudicated guilty of illegal activities involving moral turpitude by a court of competent jurisdiction, (ii) commits any act of fraud or intentional misrepresentation that may harm the Company, (iii) has engaged in serious misconduct, which conduct has, or would, if generally known, materially adversely affect the good will or reputation of the Company, (iv) is in material breach under this Agreement, or (v) Executive habitually fails to perform the duties and responsibilities of his employment as set forth in Section 4 of this Agreement or as may be assigned or delegated to him from time to time by the Company, the Board, or the Executive Committee of the Board.

                  6.3 If the Company terminates Executive's employment under this Agreement pursuant to the provisions of Subsections 6.2, Executive shall not be entitled to receive any severance pay.

                  6.4 If Executive's employment with the Company is terminated as the result of Executive's purely voluntary resignation, Executive shall not be entitled to compensation after the effective date of such resignation.

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         7.       EXPENSES.

                  7.1 Executive shall be entitled to reimbursement of all reasonable expenses actually incurred in the course of his employment. Executive shall submit to the Company a standardized expense report form, provided by the Company, and shall attach thereto receipts for all expenditures. Expenses shall include business travel.

                  7.2 The Company shall reimburse Executive within thirty (30) days after submission by Executive of his expense report in correct and appropriate form.



         8.       THE COMPANY'S AUTHORITY.

                  Executive agrees to observe and comply with the reasonable rules and regulations of the Company as adopted by the Company's Board of Directors, either orally or in writing, respecting performances of his duties and to carry out and perform orders, directions, and policies stated by the Board of Directors, to him from time to time, either orally or in writing.


         9.       PAID VACATION; SICK LEAVE; INSURANCE.

                  9.1 Executive shall be entitled to a paid vacation each year equal to not less than four (4) weeks per year in addition to the paid holidays on which the Company's offices are closed pursuant to Company policy relating to paid holidays.

                  9.2 Executive shall be entitled to reasonable periods of paid sick leave during the Term of the Agreement in accordance with the Company's policy regarding such sick leave.

                  9.3 The Company shall provide Executive, at the Company's expense, participation in group medical, accident, disability and health insurance, and life insurance plans of the Company as may be provided by the Company from time to time to Company executives of comparable status, subject to, and to the extent that, Executive is eligible under such benefit plans in accordance with their respective terms.

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         10.      LEGAL DEFENSE; AND INDEMNIFICATION.

                  The Company acknowledges that the medical/pharmaceutical industry is a litigious industry whereby many regulatory fines, penalties and third-party suits are directed at the individuals involved in ownership and operations. The Company agrees to pay all legal fees, judgments, awards, bonds, fines, penalties and costs related to the defense and outcome whereby Executive was acting in his corporate capacity. The Company acknowledges that from time to time the Executive becomes contingently liable for obligations of the Company. The Company will make whole the Executive in case such contingent obligations becomes direct. Also, in the event that Executive leaves the employ of the Company for any reason, the Company will use its best efforts to remove the Executive from such liabilities, whether contingent or direct.


         11.      MISCELLANEOUS.

                  11.1 The Company may, from time to time, apply for and take out, in its own name and at its own expense, life, health, accident, disability or other insurance upon Executive in any sum or sums that it may deem necessary to protect its interests, and Executive agrees to aid and cooperate in all reasonable respects with the Company in procuring any and all such insurance, including without limitation, submitting to the usual and customary medical examinations, and by filling out, executing and delivering such applications and other instruments in writing as may be reasonably required by an insurance company or companies to which an application or applications for such insurance may be made by or for the Company.

                  11.2 This Agreement is a personal contract, and the rights and interests of Executive hereunder may not be sold, transferred, assigned, pledged or hypothecated except as otherwise expressly permitted by the provisions of this Agreement. Executive shall not under any circumstances have any option or right to require payment hereunder otherwise than in accordance with the terms hereof. Except as otherwise expressly provided herein, Executive shall not have any power of anticipation, alienation or assignment of payments contemplated hereunder, and all rights and benefits of Executive shall be for the sole personal benefit of Executive, and no other person shall acquire any right, title or interest hereunder by reason of any sale, assignment, transfer, claim or judgment or bankruptcy proceedings against Executive; provided, however, that in the event of Executive's death, Executive's estate, legal representative or beneficiaries (as the case may be) shall have the right to receive all of the benefit that accrued to Executive pursuant to, and in accordance with, the terms of this Agreement.

                  11.3 The Company shall have the right to assign this Agreement to any successor of substantially all of its business or assets, and any such successor and Executive shall be bound by all of the provisions hereof.

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         12.      NOTICES.

                  All notices, requests, demands and other communications provided for by this Agreement shall be in writing and (unless otherwise specifically provided herein) shall be deemed to have been given three (3) days after having been mailed in any general or branch United States Post office, enclosed in a registered or certified postpaid envelope, addressed to the parties stated below or to such changed address as such party may have fixed by notice:

               TO THE COMPANY:  Mymetics Corporation
                                At the then current office address
                                for the Secretary or Acting Secretary


                      COPY TO:  James D. Chiafullo, Esq.
                                Cohen & Grigsby, P.C.
                                11 Stanwix Street, 15th Floor
                                Pittsburgh, PA 15222

                    EXECUTIVE:  Dr. Joseph D. Mosca
                                4201 Blue Barrow Ride
                                Ellicott City, MD  21042




         13.      ENTIRE AGREEMENT.

                  This Agreement supersedes any and all Agreements, whether oral or written, between the parties hereto, with respect to the employment of Executive by the Company and contains all of the covenants and Agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise with respect to such employment not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is writing and signed by the parties hereto.


         14.      PARTIAL INVALIDITY.

                  If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

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         15.      ATTORNEYS FEES.

                  Except with respect to paragraphs 5.3 and 5.4 which issues are reserved for the court, any dispute regarding the negotiations leading up to the execution of this Release and/or the interpretation or application of this Agreement or the alleged breach hereof, or any act which allegedly has, or would, violate any provision of this Agreement must be submitted to arbitration before a neutral arbitrator. The arbitration shall be conducted in accordance with the rules of American Arbitration Association. A written demand for arbitration pursuant to Section 638 of the Code of Civil Procedure must be made within sixty (60) days of the alleged breach. The results of arbitration will be the exclusive, final and binding remedy for such claim or dispute.


         16.      GOVERNING LAW.

                  This Agreement will be governed by and construed in accordance with the laws of the State of Delaware.


         17.      BINDING NATURE.

                  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, heirs, successors and assigns.


         18.      WAIVER.

                  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         19.      CORPORATE APPROVALS.

                  The Company represents and warrants that the execution of this Agreement by its corporate officer named below has been duly authorized by the Board of Directors of the Company, is not in conflict with any Bylaw or other agreement and will be a binding obligation of the Company, enforceable in accordance with its terms.

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date above written.

                              MYMETICS CORPORATION


                              By:  /s/ Dr. Peter P. McCann
                                   ------------------------------------------
                                   Dr. Peter P. McCann, President and CEO


                              EXECUTIVE:


                                   /s/ Dr. Joseph D. Mosca
                                   ------------------------------------------
                                   Dr. Joseph D. Mosca